Corporate Capital Trust, Inc. 8-K

News Release
For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223
CORPORATE CAPITAL TRUST BROADENS INVESTMENT OPPORTUNITIES
-- SEC issues exemptive relief order --

(ORLANDO, Fla.) May 23, 2013 – The Securities and Exchange Commission issued an order (“Order”) granting exemptive relief to Corporate Capital Trust, a business development company (BDC) that offers individuals a unique opportunity to invest in privately owned American companies.

The Order permits Corporate Capital Trust to participate in directly negotiated investments alongside other pools of capital managed by KKR, providing its shareholders access to additional investment opportunities.

“The Order will further differentiate Corporate Capital Trust from other BDCs,” said Corporate Capital Trust CEO Andy Hyltin. “We will have access to a wider range of investment opportunities to help deliver the risk-adjusted returns we are seeking for our shareholders.”

Corporate Capital Trust, through its advisors, CNL and KKR, uses proprietary methods and networks to source and evaluate investment opportunities.

“Corporate Capital Trust will now be able to further expand on its flexible investment mandate,” said William C. Sonneborn, head of KKR Asset Management. “We have a robust pipeline of directly negotiated investment opportunities for Corporate Capital Trust and we look forward to deploying capital in these investments over the next year.”

This Order and the subsequent new investment opportunities directly correspond with Corporate Capital Trust’s strategy of investing in the debt of private American companies.

About Corporate Capital Trust
Corporate Capital Trust is an innovative non-traded business development company that offers individuals a unique opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, capital preservation and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

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About CNL Financial Group
CNL Financial Group is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL Financial Group is headquartered in Orlando, Florida. For more information, visit
www.CNL.com.

About KKR & Co. L.P.
Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $78.3 billion in assets under management as of March 31, 2013. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with investors through its client relationships and capital markets platform. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.KKR.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. The offering of Corporate Capital Trust’s common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.  Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. Investment in Corporate Capital Trust’s common stock is subject to various risks, which include, but are not limited to, limited liquidity, a limited operating history, conflicts of interests, liquidation at less than the original amounts invested and no assurances as to the sustainability of distributions.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management, LLC